UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 8, 2016

ORRSTOWN FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34292	23-2530374
(State or other jurisdiction of incorporation)	(SEC File Number)	(IRS Employer Identification No.)

77 East King Street, P.O. Box 250, Shippensburg, Pennsylvania	17257
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(717) 532-6114

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ORRSTOWN FINANCIAL SERVICES, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On February 9, 2016, Orrstown Bank (the "Bank"), a wholly-owned subsidiary of Orrstown Financial Services, Inc., issued a press release announcing it had purchased an 85,000 square foot office building, located at 4750 Lindle Road, Swatara Township, Dauphin County, Pennsylvania. The new regional facility will be used to support the Bank's expansion into Dauphin, Lancaster and York Counties. Orrstown Bank is headquartered in Shippensburg, Pennsylvania, and has its operations center in Chambersburg, Pennsylvania.

The Bank purchased the building from Hospital and Healthsystem Assocociates of Pennsylvania ("HAP"), on February 8, 2016, at a purchase price of $4.275 million. In connection with the purchase, the Bank has entered into a lease with HAP which allows it to continue to lease space in the building through July 2016. Additionally, the Bank has assumed the leases that HAP previously entered into, as lessor, with third party tenants in the building that expire through the year 2020. Prior to the purchase of the building, the Bank had not entered into any transactions with HAP.

A copy of the press release announcing the purchase of the building is filed as Exhibit 99 hereto, and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99	Press Release dated February 9, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORRSTOWN FINANCIAL SERVICES, INC.
Date: February 9, 2016	By:	/s/ David P. Boyle
David P. Boyle Executive Vice President and Chief Financial Officer (Duly Authorized Representative)